SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PARTNERRE LTD.

(Exact Name of Registrant as Specified in Its Charter)

BERMUDA	NOT APPLICABLE
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke, Bermuda	HM08
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-180628
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

Form 8-A	Page 2 of 3

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities to be registered hereunder is incorporated herein by reference to (1) the section entitled “Description of Our Capital Shares” contained in the Prospectus (the “Prospectus”) portion of the Registration Statement on Form S-3 (File No. 333-180628) filed by the PartnerRe Ltd., PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC, PartnerRe Finance II Inc., PartnerRe Capital Trust II and PartnerRe Capital Trust III under the Securities Act of 1933, as amended (the “Securities Act”), which was filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2012 and (2) the section entitled “Description of Series F Non-Cumulative Redeemable Preferred Shares” in the prospectus supplement dated February 11, 2013, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act and supplementing the Prospectus.

Item 2. Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Amended Memorandum of Association of the Registrant (incorporated herein by reference to the Registration Statement on Form F-3 of the Registrant (Registration No. 333-7094) filed with the Commission on June 20, 1997).

2.	Amended and Restated Bye-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on May 28, 2009).

3.	Specimen 6.75% Series C Cumulative Redeemable Preferred Share of the Registrant (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2003).

4.	Certificate of Designation, Preferences and Rights of 6.75% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8- K filed with the Commission on May 2, 2003).

5.	Specimen 6.50% Series D Cumulative Redeemable Preferred Share of the Registrant (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2004).

6.	Certificate of Designation, Preferences and Rights of 6.50% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8- K filed with the Commission on November 12, 2004).

7.	Specimen 7.25% Series E Cumulative Redeemable Preferred Share of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 15, 2011).

8.	Certificate of Designation, Preferences and Rights of 7.25% Series E Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8- K filed with the Commission on June 15, 2011).

9.	Specimen 5.875% Series F Non-Cumulative Redeemable Preferred Share of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2013).

10.	Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PartnerRe Ltd.

By:	/s/ Jean-Paul Dyer
	Name:	Jean-Paul Dyer
	Title:	Associate General Counsel

Date: February 14, 2013